EXHIBIT 5.1


                         LAW OFFICES OF THOMAS E. PUZZO
                                4216 NE 70TH ST.
                            SEATTLE, WASHINGTON 98115
                    TEL: (206) 522-2256 / FAX: (206) 260-0111

                                   June 8, 2007

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

         RE: TECHS LOANSTAR, INC., A NEVADA CORPORATION;
             REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

         We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Techs Loanstar, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission on or about the date of this letter.

         We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

         Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the related Prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                        Very truly yours,

                                        /s/ THOMAS E. PUZZO
                                        ___________________
                                            Thomas E. Puzzo